EXHIBIT 5

                       OPINION OF SHUMAKER WILLIAMS, P.C.

                            SHUMAKER WILLIAMS, P.C.
                            3425 SIMPSON FERRY ROAD
                                  P. O. BOX 88
                         HARRISBURG, PENNSYLVANIA 17108
                                  717-763-1121


                                       August 3, 1998



Fred W. Kelly, Jr.
President and Chief Executive Officer
Sun Bancorp, Inc.
2-16 South Market Street
Selinsgrove, Pennsylvania 17870

                  RE:      Sun Bancorp, Inc. (the "Corporation")
                           Registration Statement Form S-8
                           Our File No.: 235-98

Dear Mr. Kelly:

     We have acted as Special Corporate Counsel to the Corporation in connection with preparation of the Corporation's Registration Statement on Form S-8 relating to the Corporation's 1998 Independent Directors Stock Option Plan (the "Plan").

     In connection with this matter, we, as counsel to the Corporation, have reviewed the following:

     1.   the Pennsylvania  Business Corporation Law of 1988, as amended;

     2.   the Corporation's Articles of Incorporation;  as amended and restated;

     3.   the  Corporation's  By-Laws;  as amended and restated;

     4. Resolutions adopted by the Corporation's Board of Directors on February 9, 1998; and

     5.   the Plan.

     Based upon such review, it is our opinion that the Corporation's common stock, no par value, (the "Common Stock") issuable under the Plan, when and as issued in accordance with the provisions of the Plan, will be duly and validly issued, fully paid and nonassessable. In giving the foregoing opinion, we have assumed that the Corporation will have, at the time of the issuance of Common Stock under the Plan, a sufficient number of authorized shares available for issue.

Fred W. Kelly, Jr.
Sun Bancorp, Inc.
August 3, 1998
Page 2


     We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8, filed by the Corporation, relating to the Plan.

                                                 Very truly yours,

                                                 SHUMAKER WILLIAMS, P.C.


                                            By:   /s/ B. Tyler Lincoln
                                                  ---------------------------
                                                  B. Tyler Lincoln

BTL\kec
cc:      Nicholas Bybel, Jr., Esquire